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                                                                    EXHIBIT 10.9

                                                              As Amended through
                                                               November 18, 1993


                           DEFERRED COMPENSATION PLAN
                                FOR DIRECTORS OF
                                TIME WARNER INC.



                                   ARTICLE I

                                    Purpose
                                    -------

     The purpose of the Deferred Compensation Plan for Directors (the "Plan") of Time Warner Inc. (the "Corporation") is to offer nonemployee members of the Board of Directors of the Corporation the opportunity to defer receipt of their directors' cash compensation as provided herein.


                                   ARTICLE II

                                  Definitions
                                  -----------

     Except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Article II shall have the meanings assigned to them herein, and shall include the plural as well as the singular.

     2.1.   "Beneficiary" shall mean the person or persons entitled to receive
             -----------
payments under the Plan after the death of a Participant pursuant to Section 7.1 hereof.

     2.2.  "Common Stock" shall mean the common stock of the Corporation, par
            ------------
value $1.00 per share.

     2.3.  "Compensation" shall mean all cash payments which a Participant
            ------------
receives from the Corporation for services as a member of its Board of Directors and committees thereof. Such payments may include directors' fees, retainers, meeting fees, fees for committees and the like, but shall exclude direct reimbursement of expenses and any awards or grants of Common Stock, restricted shares or stock options to purchase Common Stock under any benefit plan established by the Corporation.

     2.4.  "Deferral Period" shall mean the period of time beginning on the date
            ---------------
Compensation would otherwise be paid and ending as provided in Section 6.1(a) hereof.
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     2.5.  "Deferred Account" shall mean a memorandum account established
            ----------------
pursuant to Section 5.1 hereof for the purpose of crediting Deferred Amounts and any additional amounts accrued thereon.

     2.6.  "Deferred Amount" shall mean that portion of any Compensation, the
            ---------------
payment of which has been deferred under the Plan.

     2.7.  "Director" shall mean a member of the Board of Directors of the
            --------
Corporation who is not an officer or employee of the Corporation or any subsidiary of the Corporation.

     2.8.  "Fair Market Value" as of any date shall mean the average (rounded to
            -----------------
the nearest cent) closing price of a share of Common Stock, as reported on the New York Stock Exchange Composite Tape on each of the 30 trading days immediately preceding such date.

     2.9.  "Interest Rate Method" shall mean the method of valuing Deferred
            --------------------
Accounts described in Section 5.4(b) hereof.

     2.10.  "Participant" shall mean a Director who has elected, as provided in
             -----------
Article IV hereof, to have all or a portion of his or her Compensation deferred under the Plan.

     2.11.  "Plan" shall mean this Deferred Compensation Plan for Directors, as
             ----
amended from time to time.

     2.12.  "Seven Year Treasury Rate" shall mean the average for the preceding
             ------------------------
calendar year of the constant maturity rates for seven-year United States government securities, as published by the Federal Reserve Board (such publication currently being contained in statistical release H.15 (519)).

     2.13.  "Share Unit(s)" shall mean the share equivalents credited to
             -------------
Deferred Accounts pursuant to Section 5.3(a) hereof.

     2.14.  "Share Unit Method" shall mean the method of valuing Deferred
             -----------------
Accounts described in Section 5.4(a) hereof.

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                                  ARTICLE III

                                   Authority
                                   ---------

     3.1.  Approval.  The Board of Directors of the Corporation originally
           --------
approved this Plan on December 18, 1980. The Plan was amended and restated by the Board of Directors on July 17, 1986, and may be further amended from time to time as provided in Section 7.2 hereof.

     3.2.  Administration.  This Plan shall be administered by the Chief
           --------------
Executive Officer of the Corporation (the "Chief Executive Officer") and such other person or persons from time to time designated by the Chief Executive Officer.

     3.3.  Legal Opinions.  The Corporation and the Chief Executive Officer may
           --------------
consult with legal counsel, who may be counsel for the Corporation or other counsel, with respect to their obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by them in good faith pursuant to the advice of such counsel.

     3.4.  Liability.  Any decision made or action taken by the Corporation, the
           ---------
Board of Directors of the Corporation, or the Chief Executive Officer arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be within the absolute discretion of all and each of them, as the case may be, and will be conclusive and binding on all parties. No member of the Board of Directors and no employee of the Corporation shall be liable for any act or action hereunder, whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving his or her bad faith, for anything done or omitted to be done by himself or herself.


                                   ARTICLE IV

                            Deferral of Compensation
                            ------------------------

     Each Director may elect to have 25%, 50%, 75% or 100% of his or her Compensation for any calendar year deferred under the Plan; provided, however, that no part of a Director's

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Compensation may be deferred under the Plan after the Director attains age 69
1/2. Such election shall be executed in writing by the Director, prior to the start of the fiscal year during which such Compensation would otherwise have been paid, on a form prescribed by the Secretary of the Corporation. An election, once made, shall be irrevocable for such fiscal year and shall continue in effect for subsequent fiscal years until changed prospectively.


                                   ARTICLE V

                       Treatment of Deferred Compensation
                       ----------------------------------

     5.1.  Memorandum Account.  The Corporation shall establish on its books
           ------------------
separate memorandum accounts for each fiscal year for which a Participant elects to defer Compensation under the Plan. All Compensation deferred during such year and all amounts accrued thereon, whether during or after that year, as hereinafter provided, shall be credited to such account. Amounts deferred during such year shall be credited to such Participant's Deferred Account as of the date on which any Deferred Amount would otherwise have been payable to a Participant.

     5.2.  Assets.  No assets shall be segregated or earmarked in respect of any
           ------
Deferred Account and nothing contained in this Plan shall be deemed to create a trust or fund of any kind or create any fiduciary relationship. Nothing contained herein shall be deemed to give any Participant any ownership or other proprietary, security or other rights in any funds, stock or assets owned or possessed by the Corporation, whether or not earmarked for the Corporation's own purposes as a reserve or fund to be utilized by the Corporation for the discharge of its obligations hereunder. The creating of memorandum accounts hereunder shall be merely for the purpose of recording an unsecured contractual obligation of the Corporation, and to the extent that any person acquires a right to receive payments or distributions from the Corporation under this Plan, such right shall be no greater than the right of any unsecured creditor of the Corporation.

     5.3.  Valuation of Accounts Prior to January 1, 1987.  For all periods
           ----------------------------------------------
prior to January 1, 1987, amounts in a Participant's Deferred Account shall accrue interest as follows. On the last day of March, June, September and December in each year there shall be credited to each

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Participant's Deferred Account an amount, computed separately for each such
Account, commencing on January 1 of the year next succeeding the year in which such Participant's election to defer Compensation was made and ending on the last day of March following such commencement date and thereafter from the date of the last computation of such amount to the date in question, determined by multiplying (a) the product of (i) the prime commercial lending rate quoted by The Chase Manhattan Bank (National Association) at its principal office in New York City on the date in question multiplied by (ii) the aggregate amounts then credited to each such Deferred Account by (b) a fraction, the numerator of which shall be the number of days in the period and the denominator of which shall be 365.

     5.4.  Valuation of Accounts After December 31, 1986.  For all periods after
           ---------------------------------------------
December 31, 1986, amounts in a Participant's Deferred Account shall be valued as follows. Each Participant's Deferred Account shall be valued pursuant to both the Share Unit Method and the Interest Rate Method. On the last day of March, June, September and December in each year, there shall be credited to each Participant's Deferred Account the amounts accrued thereon pursuant to the Share Unit Method and on the last day of December in each year, there shall be credited to each Participant's Deferred Account the amount accrued thereon pursuant to the Interest Rate Method, in each case as hereinafter provided.

          (a)  Share Unit Method.  Under the Share Unit Method, Deferred Amounts
               -----------------
     credited to a Deferred Account shall be valued by reference to the Fair Market Value of the Common Stock, plus the value of any distributions on the Common Stock as hereinafter provided. At the end of each fiscal quarter, Deferred Amounts credited to the Deferred Account during such quarter, if any, plus cash dividends on the Common Stock credited to the Deferred Account during such quarter with respect to Share Units held in such Deferred Account during such quarter, shall be converted into a number of whole and fractional Share Units equal to (i) such Deferred Amount plus such dividends divided by (ii) the Fair Market Value of the Common Stock as
                    ----------
     of the last date of the quarter on which the Common Stock was traded. Fractional Share Units shall be calculated to four decimal places.

          Share Units credited to a Participant's Deferred Account shall be deemed to earn cash dividends equivalent to that paid on the Common Stock during any fiscal quarter

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     in an amount equal to the cash dividend paid per share of Common Stock during such fiscal quarter, multiplied by the number of Share Units
                                 -------------
     credited to such Deferred Account on the record date for such dividend payment. Such amounts shall be converted to Share Units at the end of each quarter pursuant to the terms of the immediately preceding paragraph. In the event of any stock dividend, stock distribution, stock split, reverse stock split, recapitalization or reclassification of securities, reorganization, combination or exchange of shares or other similar changes with respect to the Common Stock, appropriate adjustments shall be made in the Share Units credited to Participants' Deferred Accounts as the Chief Executive Officer, in his or her sole discretion, shall determine.

          (b)  Interest Rate Method.  Under the Interest Rate Method, amounts
               --------------------
     credited to a Deferred Account shall accrue interest at the end of each fiscal year in an amount equal to (i) the Seven Year Treasury Rate for the year then ended, multiplied by (ii) the average of the month-end balances
                      -------------
     of such Deferred Account during such fiscal year. Interest so accrued shall be credited to each Participant's Deferred Account as of the last day of each fiscal year.

     5.5.  Reports.  Until all Deferred Accounts of a Participant shall have
           -------
been paid in full, the Corporation shall, prior to April 30th of each calendar year, furnish to such Participant an annual statement setting forth the status of his or her Deferred Accounts as of December 31st of the preceding calendar year.


                                   ARTICLE VI

                          Payment of Deferred Amounts
                          ---------------------------

     6.1.  End of Deferral Period; Amount and Form of Payment.
           --------------------------------------------------

          (a) The Deferral Period shall end, and the Participant or his or her Beneficiary, as the case may be, shall be entitled to payment in the amount provided in Section 6.1(b) below, after the Participant attains age 70, dies, or ceases to be a director of the Corporation for any of the following reasons, whichever occurs first:

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               (i) Mandatory retirement of the Participant or retirement
          pursuant to the rotating tenure transition plan for incumbent outside directors adopted by the Board on October 15, 1987;

               (ii) Expiration of the Participant's tenured period as provided in the By-laws of the Corporation;

               (iii) Failure of the Participant, having been nominated for reelection by the stockholders, to be reelected by the stockholders of the Corporation to serve as a member of the Board;

               (iv) Resignation of the Participant on account of medical or health concerns or personal or financial hardship;

               (v) Resignation of the Participant in order to enable the Participant to serve in any governmental, diplomatic or other public service position;

               (vi) Resignation of the Participant in order to avoid or protect against conflict of interest, or otherwise on the advice of legal counsel; or

               (vii) for any other extraordinary circumstance that the Chief Executive Officer determines to be comparable to the foregoing;

     ; provided, however, that the Deferral Period with respect to amounts credited to a Participant's Account prior to January 1, 1988 shall end after the Participant attains age 70 or dies, whichever occurs first.

          (b) The aggregate amount to be paid to a Participant or his or her Beneficiary at the end of the applicable Deferral Period in respect of such Participant's Deferred Accounts shall be equal to the greater of the value of such Accounts calculated pursuant to the Share Unit Method and the Interest Rate Method, rounded to the nearest cent. All payments in respect of Deferred Accounts under this Plan shall be made in cash in accordance with the Participant's election under Section 6.2 hereof.

                                      -7-
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     6.2.  Elections.
           ---------

          (a) A Participant shall elect to receive payment of the aggregate value of his or her Deferred Account in any one of the following manners:

               (i) in a lump sum cash payment within the first 90 days following the end of the applicable Deferral Period;

               (ii) in five annual cash installments commencing within the first 90 days of the calendar year immediately following the end of the applicable Deferral Period; or

               (iii) in ten annual cash installments commencing within the first 90 days of the calendar year immediately following the end of the applicable Deferral Period.

     A Participant shall have the right to make two separate elections, one to apply if payments are made to the Participant and one to apply if payments are made after the death of the Participant. All such elections shall be made in writing on a form filed with the Secretary of the Corporation or his designee no later than the December 31st preceding the commencement of the year in which the Compensation to be deferred would otherwise have been paid. Once made, such election shall be irrevocable for the next fiscal year and shall continue in effect for amounts deferred in subsequent fiscal years until changed prospectively. For purposes of determining the value of a Deferred Account, any Share Units credited to a Participant's Deferred Account at the end of the applicable Deferral Period shall be converted into a dollar amount equal to (i) the number of whole and fractional Share Units then credited to such Account, multiplied by (ii) the Fair Market
                                          -------------
     Value of the Common Stock as of the last day in the Deferral Period.

          (b) The unpaid balance of any Deferred Account for which a Participant has elected to receive payment in five or ten annual installments shall accrue interest at the Seven Year Treasury Rate compounded annually from the end of the applicable Deferral Period. The amount of each such annual installment shall be equal to (i) the amount credited to such Deferred Account, together with interest

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     as provided herein to the December 31st immediately prior to the date of payment, divided by (ii) the number of unpaid installments with respect to
              ----------
     such Account.

          (c) In the event of a Participant's death, the Participant's Beneficiary shall receive payments of the unpaid balance in the Deferred Account in the manner elected by the Participant pursuant to Section 6.2(a); provided, however, if such payments are to be made to the Participant's estate, then the entire unpaid balance of the Deferred Account shall be paid to the estate in one lump sum within 90 days following such Participant's death.

          (d) Notwithstanding the provisions of Section 6.2(a), in connection with the amendments to the Plan approved by the Board of Directors on November 18, 1993, each Participant shall have the right, during the period from November 18, 1993 through December 31, 1993, to:

               (i) change any payment election made pursuant to Section 6.2(a) covering payments of deferred amounts to be made to a Participant with respect to all compensation deferred prior to December 31, 1993; and

               (ii) make a separate payment election pursuant to Section 6.2(a) to cover payments of deferred amounts to be made after the Participant's death with respect to all compensation deferred prior to December 31, 1993.


                                  ARTICLE VII

                                 Miscellaneous
                                 -------------

     7.1.  Beneficiaries.  Each Participant may designate any person(s) or legal
           -------------
entity(ies), including his or her estate, as his or her Beneficiary under the Plan. Such designation shall be made in writing on a form filed with the Secretary of the Corporation or his or her designee and may be revoked or changed by a Participant at any time by filing written notice of such revocation or change with the Secretary of the Corporation or his or her designee. If no person shall be designated by a Participant as his or her Beneficiary or if no

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person designated by such Participant as his or her Beneficiary survives such
Participant, the Participant's Beneficiary shall be his or her estate. If a Participant's estate is considered his or her Beneficiary hereunder or if a Participant's Beneficiary survives him or her but dies before receiving all payments hereunder, the unpaid balance, if any, of such Participant's Deferred Account(s) shall be paid to such Participant's or Beneficiary's estate, as the case may be, in a lump sum, notwithstanding such Participant's election, if any, to receive payment of his or her Deferred Account(s) in annual cash installments pursuant to Section 6.2(a).

     7.2.  Amendment or Termination.  The Board of Directors of the Corporation
           ------------------------
may modify or amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely; provided, however, that any such
                                           --------  -------
modification, amendment, suspension or termination may not, without the Participant's consent, adversely affect any Deferred Amount credited to him or her for any calendar year ended prior to the effective date of such modification, amendment, suspension or termination. The Plan shall remain in effect until terminated pursuant to this Section.

     7.3.  Expenses.  All expenses and costs in connection with the operation of
           --------
the Plan shall be borne by the Corporation.

     7.4.  Withholding.  The Corporation shall have the right to deduct from any
           -----------
payment to be made pursuant to this Plan any Federal, state or local taxes required by law to be withheld.

     7.5.  Governing Law.  The Plan shall be construed and its provisions
           -------------
enforced and administered in accordance with the laws of the State of New York except as such laws may be superseded by any Federal law.

     7.6.  Assignment.  A Participant may not assign, anticipate or alienate in
           ----------
any manner any interest arising under the Plan, nor shall any such interest be subject to attachment, bankruptcy proceedings or to any other legal processes or to the interference or control of creditors or others.

     7.7.  Incompetency.  If the Chief Executive Officer determines that any
           ------------
Participant or Beneficiary, as the case may be, to whom a payment is due hereunder is an incompetent by reason of physical or mental disability, or is a minor, the Chief Executive Officer shall have the power to cause the payments becoming due to such Participant or Beneficiary to be

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made to another for the benefit of the incompetent or minor, without responsibility of the Corporation of the Chief Executive Officer to see to the application of such payment. Payments made pursuant to such power shall operate as a complete discharge of the Corporation and the Chief Executive Officer.

     7.8.  Notices.  All notices, elections, consents, directions and other
           -------
communications required or permitted under the Plan must be in writing.

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